EXHIBIT 23.1


               Consent of Independent Certified Public Accountants


We have issued our report dated December 16, 2002, accompanying the consolidated financial statements included in the Annual Report of Advanced Nutraceuticals, Inc. on Form 10-K for the year ended September 30, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement for Advanced Nutraceuticals, Inc. (the successor to Nutrition For Life International, Inc.) on Form S-8 (File No. 33-99366, effective December 5,
1995).

/s/ Grant Thornton LLP
----------------------
Grant Thornton LLP
Houston, Texas
January 12, 2004







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